UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 8, 2015, Sorrento Therapeutics, Inc. (the “Company”) consummated the previously announced sale (the “Cynviloq Sale”) to NantPharma, LLC of all of the Company’s equity interests in IgdraSol, Inc., a wholly-owned subsidiary of the Company and the holder of the rights to Cynviloq, a polymeric micelle based Cremophor free paclitaxel injectable finished formulation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon the closing of the Cynviloq Sale, the Company became obligated to pay $40 million to the joint venture company created by the Company and NantBioScience, Inc., a majority owned subsidiary of NantWorks, LLC (“NantBioScience”) as discussed in Item 8.01 Other Items.

Item 8.01	Other Items.

On July 8, 2015, the Company announced that it and NantBioScience have jointly committed $100 million to establish a joint venture to focus on the development of ‘first-in-class’ small molecules against targets that have eluded the pharmaceutical industry to date and which may address important drivers of cancer growth including cancer stem cells. The Company will contribute key small molecule programs (lead inhibitors of the proto-oncogenes c-Myc, and the master metabolism regulator HIF-1 alpha, and an inducer of the tumor suppressor cytokine TRAIL) to the joint venture which will be 60% owned by NantBioScience and 40% owned by the Company, and funded accordingly. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated July 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name: Henry Ji
Title: President and Chief Executive Officer